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                                                                    EXHIBIT 4.4

                        LEADING EDGE PACKAGING, INC.

                      1996 INCENTIVE STOCK OPTION PLAN

     1. PURPOSE. Leading Edge Packaging, Inc. (the "Company") hereby establishes the Leading Edge Packaging, Inc. 1996 Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means by which the Company shall be able to attract and retain competent key employees (including officers and directors who are also key employees) and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce. The stock options granted under this Plan are intended to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ADMINISTRATION.

        (a) The Plan will be administered by a Plan committee
(the "Committee"), designated by the Board of Directors of the Company (the "Board"), which shall include one or more members of


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the Board; provided, however, that at any time that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board may appoint members to the Committee, and the Committee must act, only in accordance with the requirements of Rule 16b-3 promulgated pursuant to Section 16(b) of the Exchange Act ("Rule 16b-3"). The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of this Plan. The Committee may interpret this Plan, prescribe, amend or rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, treat all or any portion of any period during which a optionee is on military leave or on an approved leave of absence from the Company or a Subsidiary (as hereinafter defined) as a period of employment of such optionee by the Company or such Subsidiary, as the case may be, for the purpose of accrual of his option rights. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive, and the decision of the Committee shall be final and binding upon all parties in interest, including the Company and its

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stockholders. Any decision or  determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

        (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

        (c) No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option awarded under it. To the maximum extent permitted by applicable law, each member or former member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any action or omission to act in connection with this Plan, unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the member or former member may have as director or under the By-laws of the Company.

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        (d) The Committee shall have complete authority in its
sole discretion to determine which participants under this Plan shall be granted options and the number of shares of the Company's stock to be subject to each option.

        (e) The Committee shall report to the Board annually the names of those key employees granted options during the preceding year, the number of shares covered by each option and the applicable option prices.

      3. ELIGIBILITY. The individuals who shall be eligible to participate in this Plan and to receive options shall be such key employees (including officers and directors who are also key employees) of the Company or any subsidiary (the "Subsidiary"), within the definition of subsidiary corporation in Section 424(f) of the Code, or any similar provision hereinafter enacted, as the Committee shall from time to time determine.

      4. STOCK SUBJECT TO PLAN.

         (a) Options may be granted permitting the purchase in the aggregate of not more than 312,500 shares of the Company's common

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stock, par value, $0.01 per share ("Common Stock"). These shares may consist either in whole or in part of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury. If an option granted under this Plan is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to any such option but as to which the option ceases to be exercisable shall again be available for options to be granted under this Plan.

         (b) The total number of shares of the Common Stock as to which an option or options may be granted under this Plan to any one employee shall not exceed 100,000 shares.

         (c) No person to whom an option is granted under this Plan shall receive options, exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Subsidiaries), for shares, the fair market value of which (determined at the time of grant of the options) exceeds $100,000.

      5. STOCK OPTIONS.

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         (a) OPTION PRICE. The price at which options may be granted under the Plan and the effective date of such grant shall be determined as follows:

             (1) The per share option price of the Common Stock subject to each option shall be at least equal to the greater of (x) one hundred ten (110%) percent of the fair market value of a share of Common Stock on the date that the option is granted and (y) the initial public offering price per share sold pursuant to the Registration Statement and Prospectus filed in connection therewith.

      For purposes of this Plan, fair market value of a share of Common Stock shall be determined by reference to the last third party sale within a one-month period prior to the date of grant, or if no such third party sales, the last reported closing price of a share on any national securities exchange upon which the shares of Common Stock are listed (or the average of the closing bid and asked price or other applicable published share quotation if the shares are not then traded on a national securities exchange) on the trading day next preceding the date of the grant or exercise of the option, as the case may be, or the last price at which shares


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of Common Stock were sold or redeemed by the Company if no public market or pink sheet share quotations then exist for the shares, whichever is applicable.

             (2) The Committee shall, after it approves the granting of an option to an employee, cause the employee to be notified of such action. The date on which the Committee approves the granting of an option shall be considered the date on which such option is granted irrespective of the date on which the employee is notified.


         (b) EXERCISE OF OPTION. The right to purchase shares covered by any option or options under this Plan shall be exercisable only in accordance with the terms and conditions of the grant to such optionee as evidenced by a stock option agreement in such form, not inconsistent with this Plan, as the Committee shall approve from time to time. Options granted under the Plan shall be exercised in the following manner:

         (1) The right to purchase shares covered by any option or options granted under this Plan shall not be exercisable until the expiration of twelve months from the date such option is


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granted except in the event of the death or permanent and total disability
(within the meaning of Section 22(e)(3) of the Code) of the optionee within such period, in which event such option or options shall be deemed exercisable for purposes of Section 5(c)(2) hereof without regard to such twelve-month period.

         (2) The Committee may, in its discretion, provide that such option or options may be exercised in whole or in part in installments, cumulative or otherwise, for any period or periods of time specified by the Committee of not less than twelve months nor more than ten years from the date of the grant of the option. Subject to the provisions of subdivision (b)(3) of this Section 5, that portion of an option which is exercisable on an installment basis may not be exercised prior to the expiration of the applicable installment period.

         (3) If the optionee shall continue in the employ of the Company during the whole of any period for which an installment of shares shall have been allotted by the terms of any option granted such optionee under this Plan, the option thereupon shall be exercisable with respect to such shares in accordance with the terms and conditions of the grant of such option to such optionee.


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        (c) EXPIRATION OR TERMINATION OF OPTION.

         (1) Each option and all rights and obligations thereunder shall, subject to the provisions of subdivision (c)(2) of this Section 5, expire on a date to be determined by the Committee, such date, however, in no event to be later than ten years from the date on which the option is granted.

      (2)(i) In the event an optionee's employment with the Company shall terminate as the result of any reason whatsoever other than "for cause", then an option granted to such optionee shall, to the extent then exercisable, be exercisable within three months after such optionee ceases to be an employee of the Company. Following the expiration of such three-month period, any option granted to such optionee shall terminate and may no longer be exercised.

        (ii) If the optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company, such option (without regard to any installment limitations provided in Section 5(b)(2)) hereof may, within one year after such optionee ceases to be an


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employee of the Company (or within such shorter period as may be specified in the option by the Committee), be exercised by such optionee or the person or persons to whom the optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an option may not be exercised to any extent by any person after the expiration of the option according to its terms.

        (iii) In the event an optionee's employment with the Company shall terminate as the result of any circumstance other than those referred to above in subdivision (c)(2)(i) or (ii) of this
Section 5, then all options granted to such optionee under this Plan shall terminate and no longer be exercisable as of the date such optionee ceases to be an employee of the Company.

        (iv) An optionee who is absent from work with the Company because of such optionee's disability (other than as provided in subdivision
(c)(2)(ii) of this Section 5), or who is on leave of absence for the purpose of serving in a military capacity the government of the country in which the principal place of business of the optionee's employer is located, or for such other purpose or reason as the Committee may specifically approve, shall


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not during the period of any such absence be deemed, by virtue of such absence alone, to have terminated such optionee's employment with the Company except as the Committee may otherwise expressly provide. All rights which such optionee would have had to exercise options granted hereunder will be suspended during the period of such leave of absence and may be exercised cumulatively by such optionee upon his return to the Company provided such options are exercised within ten years after the grant thereof.

      6. CAPITAL ADJUSTMENTS. The aggregate number of shares of the Company's Common Stock subject to this Plan, the maximum number of shares as to which options may be granted to any one optionee hereunder, and the number of shares and the price per share subject to outstanding options shall be appropriately adjusted for any increase or decrease in the number of shares of Common Stock which the Company has issued resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization, or otherwise.

      7. NONTRANSFERABILITY. An option granted under the Plan may not be transferred except by will or the laws of descent and


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distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

      8. SECURITIES ACT OF 1933. Upon issuance of shares of the Company's Common Stock hereunder, the recipient of such stock shall represent that the shares are taken for investment and not resale and make such other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act of 1933 and shall further represent that he or she will not dispose of such shares in violation of the Securities Act of 1933. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this
Section 8. In the event that the Company shall nevertheless deem it necessary to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, then the Company shall take such action at its own expense before delivery of such shares. In the event the shares of the Company shall be listed on any national stock exchange at the time of the exercise of an option under this Plan, then, whenever required, the Company shall register the shares with respect to which such option is exercised under the


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Securities Exchange Act of 1934, and, whenever required, shall make prompt application for the listing on such stock exchange.

      9. NON-ALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If any optionee should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Committee, cease and terminate.

     10. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order that options granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that (a) the Board shall not amend this Plan in any manner which


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would have the effect of preventing options issued under this Plan from being "incentive stock options" as defined in  Section 422 of the Code and
(b) without the consent of a majority of the stockholders of the Company, no such amendment shall, except as specified in Section 6 hereof, increase the maximum number of shares for which options may be granted under this Plan. No option may be granted during any suspension of, or after termination of the Plan. No amendment, suspension of, or termination of this Plan shall, without the optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to her or him under this Plan.

     11. CONTINUATION OF EMPLOYMENT. Neither this Plan nor any option granted hereunder shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

     12. EFFECTIVE DATE. The effective date ("Effective Date") of this Plan shall be the date of consummation of the initial public offering of the Common Stock of the Company, provided that if this Plan is not approved by the holders of a majority of the


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outstanding shares of Common Stock of the Company within twelve months of the
Effective Date, then the Plan shall terminate and any options granted hereunder shall be void and of no further force or effect.

     13. TERMINATION DATE. Unless this Plan shall have been previously terminated by the Board, this Plan shall terminate ten years from the Effective Date, except as to options theretofore granted and outstanding under the Plan at that date, and no option shall be granted after that date.


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